Exhibit 10.10

JOINT INVESTMENT AND CO-PRODUCTION AGREEMENT

FOR TELEVISION DRAMA SERIES 《     》

Party A: _______________________________________________

Address: _______________________________________________

Party B: _______________________________________________

Address: _______________________________________________

In accordance with the Contract Law of the People’s Republic of China, the Copyright Law of the People’s Republic of China, and other applicable laws and regulations, and for the purpose of clarifying the rights and obligations of both parties, Party A and Party B, on the basis of equality and mutual consent, and through friendly negotiation, hereby enter into the following agreement regarding the joint production of a [ ]-episode television drama series titled 《 》 (working title, subject to approval by the National Radio and Television Administration; hereinafter referred to as “the Series”):

Article 1: Basic Terms

1. Key creative personnel: to be determined.

2. Number of episodes: [ ] episodes (subject to change; each episode shall be no less than 45 minutes of actual recorded content including opening and closing credits; final episode count subject to NRTA approval).

Article 2: Copyright

1. All copyrights worldwide in the completed Series and all elements thereof — including but not limited to characters, storylines, plots, character designs, artwork, sets, dialogue, music, production stills, posters, and raw footage — including but not limited to rights of reproduction and distribution, screening rights, right of communication through information networks, broadcasting rights, adaptation rights, filming rights, and performance rights, shall be jointly owned by both parties in proportion to their respective investment.

2. The screenplay shall be provided by [Party A]. All contracts related to commissioned adaptation and original copyright licensing shall be executed by Party A, and related costs shall be included in the actual production expenses set forth in Article 5(2). Party A warrants that it has obtained sufficient copyright (including but not limited to adaptation rights and filming rights) to adapt and produce the screenplay into the Series. Should any dispute arise from the screenplay that results in claims, litigation, or administrative action against either or both parties that may harm Party B’s interests, Party A shall be responsible for resolving such disputes and bearing all resulting costs, and shall indemnify Party B for all losses suffered thereby.

Article 3: Credits

1. [ ] shall be responsible for filing, registration, and project approval procedures. Upon completion of filming and post-production, Party A shall be responsible for submitting the Series to the competent national radio and television authority for review and approval. Should revisions be required by the authority prior to distribution, Party A shall organize and implement such revisions until approval is obtained (costs to be included in production budget), with Party B’s cooperation.

2. Both parties shall have the right to be credited. Party A shall, in accordance with applicable regulations, determine the credits for all relevant personnel and entities (including but not limited to co-production companies, co-presenting companies, producers, executive producers, screenwriters, directors, actors, and acknowledgments), as well as the format, specific placement, order, font size, and wording of such credits in the Series and related derivative products.

Article 4: Production Schedule

Party A shall be responsible for the specific production of the Series and warrants and undertakes that: filming shall commence on [ ] Year [ ] Month [ ] Day; the shooting period shall be [ ] days; post-production is estimated at [ ] days; the timeline for submission to the competent authority for review and approval, and other specific work schedules, may be adjusted according to production progress.

Article 5: Production Terms

1. Both parties confirm that the total production budget for the Series is RMB [   ] (in words: RMB [   ] only). Of this amount, [   ] Party shall contribute RMB [   ] (in words: RMB [   ] only), representing [ ]% of the total budget. Party A’s investment share of 40% shall be funded by Party B, amounting to RMB [   ] (in words: RMB [   ] only), representing [   ]% of the total budget.

2. The total budget shall be used to cover the following costs (“Actual Production Expenses”), including but not limited to:

(1) All costs incurred from pre-production, filming, post-production editing, submission for regulatory approval, through to completion of no fewer than [   ] episodes of broadcast-ready master tapes meeting broadcast standards;

(2) All screenplay-related costs;

(3) Fees, service charges, personnel insurance, taxes, venue fees, props, costumes, set construction, communications, equipment purchase and rental, equipment insurance for all cast and crew, as well as fees for use of third-party copyrighted works in the production;

(4) Other necessary expenditures.

3. Party B shall remit production funds to the account designated by Party A:

Payee: _______________________________________________

Bank: _______________________________________________

Account No.: _______________________________________________

Party A shall issue valid VAT special invoices in full to Party B no later than 5 business days before each agreed payment date.

4. Payment schedule:

(1) Within [   ] business days of contract execution, Party B shall pay no less than [ ]% of the total investment, i.e., RMB [   ] (in words: RMB [   ] only);

(2) Prior to completion of half of the filming, Party B shall pay the remaining [   ]% of the total investment, i.e., RMB [ ] (in words: RMB [   ] only).

5. Both parties confirm that should cost overruns occur after completion of the Series, such overruns shall be borne solely by Party A. Party B shall not be required to bear any overruns, and Party B’s revenue distribution and rights proportion under this Agreement shall not be affected thereby.

6. If the final actual production expenses are less than the total production budget, the surplus shall be returned by Party A to Party B in proportion to their actual investment within [   ] business days after both parties confirm the production cost settlement statement. The revenue distribution ratio shall be based on the actual investment ratio.

7. Either party may introduce third-party investors or transfer its investment income share to a third party within its investment amount, provided that such action does not affect either party’s rights and obligations under this Agreement, and that both parties retain the right to make decisions and dispositions regarding all interests in the Series and their exclusive rights under this Agreement.

Article 6: Production Management

1. Both parties agree that [Party A] shall serve as the production party. The shooting script, key creative personnel and principal cast, expenditure plans, filming plans, and final cut plans shall be formulated by Party A and jointly discussed and reviewed by both parties. In the event of disagreement, Party A’s opinion shall prevail.

2. [Party A] shall exercise overall control over the total budget, organize and manage the production crew, and ensure the Series is completed on schedule and to standard. Party B shall have the right to inspect the use of funds, filming progress, and dailies related to the production.

3. Both parties agree that Party A shall be responsible for executing all contracts with relevant entities and/or individuals related to the production of the Series; the rights and obligations under such contracts shall be assumed by Party A.

4. Party A shall be fully responsible for all production work, including payment of all fees for cast and crew, service charges, insurance, taxes, venue fees, equipment purchase and rental, set construction, costumes, props, communications, and fees for use of third-party copyrighted works, all funded from the total budget.

5. Party A shall ensure the safety of all cast and crew, equipment, and key filming locations, and shall purchase adequate commercial insurance for personal accidents and property damage, and execute corresponding insurance contracts.

6. Party A shall monitor relevant laws, regulations, policies, and regulatory developments concerning television dramas, and shall control the subject matter and content of the Series to ensure it does not contain content prohibited by law, including but not limited to graphic violence, extreme horror, pornography, vulgarity, feudal superstition, violations of ethics and morality, promotion of gambling, political innuendo, attacks on political systems, or other politically sensitive content, so as to ensure the Series passes regulatory review and obtains a distribution permit.

7. When Party A or its commissioned production entity executes formal agreements with cast and crew (including but not limited to directors, screenwriters, and lead actors), it shall expressly stipulate that such personnel shall not engage in drug use, solicitation of prostitution, fighting, drunk driving, or any other conduct that violates domestic or foreign laws, regulations, or public morality and that may adversely affect the filming, review, or release of the Series.

8. Should disputes arise with any entity or individual in connection with the filming of the Series, resulting in claims, litigation, or administrative action against Party B or both parties, Party A shall be responsible for handling and resolving such matters. If Party B is held liable as a result, Party B shall have the right to seek indemnification from Party A.

Article 7: Distribution

1. Distribution of the Series worldwide shall be carried out by [   ]. Party A, as the distributing party, shall be entitled to collect a distribution fee at a certain percentage, to be negotiated by both parties based on the distribution situation.

2. [   ] shall have the right to execute distribution agreements with relevant buyers and shall promptly notify the other party of the execution and payment status of such agreements. Party B shall have a priority right to distribution revenues within the scope of the revenue entitlements set forth in this Agreement.

3. Distribution, sale, or transfer of the Series must be based on the version approved by the competent national authority; neither party may modify such version.

Article 8: Commercial Cooperation and Derivative Development

1. The rights to commercial development and derivative product development of the Series worldwide shall be exercised by [   ]. All commercial development authorization letters shall be issued by Party A, and all commercial development cooperation agreements shall be executed by Party A.

2. Revenue from commercial development and derivative product development shall be collected by the contracting party, included in the total revenue of the Series, and shared by both parties in proportion to their investment.

Article 9: Revenue Distribution

1. All revenues from the Series worldwide — including but not limited to television broadcast rights, audio-visual products, information network transmission rights sales, sponsorship income, advertising income (including product placement), derivative product development income, and transfer proceeds — shall belong to both parties after deduction of mutually agreed distribution fees and other costs or expenses.

2. Revenue distribution principles:

(1) Party A confirms that it has conducted sufficient market research regarding the production and distribution of the Series and voluntarily assumes all commercial risks associated with production and distribution;

(2) Party A undertakes that, in addition to repaying Party B’s principal investment, Party A shall pay Party B an annualized return of [   ]% on Party B’s total investment, calculated from the date of Party B’s actual remittance;

(3) When Party A distributes revenue to Party B, Party B shall issue valid VAT special invoices to Party A.

3. Party B’s invoicing and account information:

Company Name: _______________________________________________

Tax Registration No.: _______________________________________________

Bank: _______________________________________________

Account No.: _______________________________________________

Address: _______________________________________________

Phone: _______________________________________________

Article 10: Awards

The Series shall be submitted to television drama exhibitions and award competitions under the joint names of both parties and any approved third-party investors. All awards and honors shall be shared by both parties; prize money distribution and competition-related expenses shall be negotiated separately.

Article 11: Confidentiality

Without the other party’s prior written consent, neither party shall disclose or make public any information, documents, or materials relating to the Series or belonging to the other party that were obtained during the discussion, execution, or performance of this Agreement and that are not publicly available (including trade secrets, company plans, operational activities, etc.). Any party in breach of this confidentiality obligation shall compensate the other party for all economic losses suffered thereby.

This confidentiality obligation shall survive termination of this Agreement. Both parties shall continue to comply with the confidentiality provisions and fulfill their confidentiality obligations until notified that the other party consents to release from such obligations, or until the confidential information has been made public, except where disclosure to third parties is required by law, regulation, or regulatory authority, or is necessary for the performance of this Agreement, or where either party consults its attorneys or accountants.

Article 12: Force Majeure

1. Notwithstanding any other provision of this Agreement, if either party is unable to perform or is delayed in performing its obligations due to a force majeure event, such non-performance or delay shall be deemed justified and shall not constitute a breach or default under this Agreement. The performance period shall be extended by the duration of the non-performance or delay, and the affected party shall not be liable for breach of contract as a result. Acceptable force majeure events include: changes in government policies/laws and regulations, government actions, terrorist attacks, civil war, civil unrest or riots, war, national emergencies, strikes, extreme adverse weather or natural disasters, fires, explosions, and other unforeseeable and reasonably uncontrollable force majeure events.

2. The party invoking force majeure shall notify the other party in writing as soon as possible after the occurrence of the force majeure event, and shall provide appropriate documentation evidencing the force majeure event within fourteen (14) days thereafter. Both parties shall promptly negotiate in good faith regarding the method and timeline for resolving delays caused by the force majeure event.

Article 13: Liability for Breach

1. Without the other party’s prior written consent, neither party may mortgage, pledge, sell, transfer, or otherwise dispose of any tangible or intangible property, derivative products, or derivative rights formed for or during the co-production of the Series, nor lend funds designated for the co-production to any third party, nor use such funds for any purpose other than the production of the Series. Any adverse consequences arising therefrom shall be borne solely by the breaching party.

2. If either party materially breaches this Agreement and fails to remedy such breach within ten (10) days of receiving written notice from the non-breaching party, the non-breaching party shall have the right to either: (1) terminate this Agreement (this Agreement shall unconditionally terminate upon delivery of the termination notice to the breaching party at the email address specified in the preamble), or (2) continue to perform this Agreement. “Material breach” includes but is not limited to: failure to remit production funds or revenue payments to the designated account (i.e., breach of Articles 5 and 9) for a cumulative or consecutive period exceeding 30 days; or failure to commence filming or complete production according to the planned schedule for a cumulative or consecutive period exceeding 90 days. Unless otherwise provided in this Agreement, regardless of whether the non-breaching party elects to terminate or continue performance, and regardless of the production progress of the Series, the breaching party shall pay the non-breaching party a penalty equal to 10% of the non-breaching party’s invested funds within thirty (30) days of the breach, and shall indemnify the non-breaching party for all economic losses, including but not limited to late payment penalties, cost of capital (calculated at 0.05% per day), attorney’s fees, investigation costs, third-party compensation, and lost profits. If the non-breaching party elects to terminate the Agreement, the breaching party shall also return all funds paid by the non-breaching party and pay the agreed cost of capital within three (3) business days of receiving the termination notice.

3. If the production or content of the Series violates the provisions of this Agreement or applicable laws, regulations, or regulatory requirements, resulting in violations, breaches, or liability for damages, Party A shall bear such liability.

Article 14: Miscellaneous

1. This Agreement and its attachments constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral and written agreements, intentions, understandings, and communications between the parties regarding such subject matter.

2. Any matters not covered by this Agreement or any disputes arising therefrom shall be resolved through negotiation between the parties, and supplementary agreements may be executed separately. Such supplementary agreements shall have equal legal effect as this Agreement. If resolution through negotiation is not possible, the dispute may be submitted to the Beijing Arbitration Commission for arbitration.

3. The attachments to this Agreement form an integral part hereof. Text filled in the blank spaces of this Agreement and its attachments shall have the same legal effect as the printed text.

4. This Agreement is executed in four (4) originals, with each party retaining two (2) copies. This Agreement shall take effect upon signature and seal by the authorized representatives of both parties.

SIGNATURE PAGE

(This page contains no text and serves as the signature page of the Joint Co-Production Agreement for Television Drama Series 《[    ]》 between [Party A] and [Party B].)

Party A: _______________________________________________

Authorized Representative: _______________________________________________

Date: __________ Year __________ Month __________ Day

Party B: _______________________________________________

Authorized Representative: _______________________________________________

Date: __________ Year __________ Month __________ Day